EXHIBIT 8.2

                  OPINION OF WILENTZ GOLDMAN & SPITZER, P.C.
           WITH RESPECT TO MATERIAL STATE OF NEW JERSEY TAX MATTERS





                       WILENTZ GOLDMAN & SPITZER, P.C.
                          90 WOODBRIDGE CENTER DRIVE
                               SUITE 900 BOX 10
                          WOODBRIDGE, NJ 07095-0958
                                (732) 636-8000


January 31, 2001


PSE&G Transition Funding LLC
80 Park Plaza, T-4D
Newark, New Jersey 07102

Re:   PSE&G Transition Funding LLC Transition Bonds

Ladies and Gentlemen:

            We have acted as New Jersey State tax counsel to PSE&G Transition Funding LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of the Registration Statement, as amended to the date hereof, filed on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of Transition Bonds of the Company to be offered from time to time as described in the prospectus (the "Prospectus") included as part of the Registration Statement. Capitalized terms used in this letter and not defined herein have the meanings given to such terms in the Prospectus.

            In connection with the opinion referred to below, we have reviewed the New Jersey Electric Discount and Energy Competition Act, including Section 51.a. thereof, and in addition have relied on the private letter ruling addressed to PSE&G with respect to the issuance of the Transition Bonds issued by the Internal Revenue Service dated July 23, 1999.

            Members of our firm are admitted to practice in the State of New Jersey, and we do not express any opinion as to the laws of any other jurisdiction.

            We hereby adopt and confirm to you our opinion as set forth under the headings "Summary of Terms - Material Income Tax Considerations" and "Material Income Tax Matters for the Transition Bonds - Material State of New Jersey Tax Matters" in the Prospectus, and hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the headings "Summary of Terms - Material Income Tax Considerations" and "Material Income Tax Matters for the Transition Bonds - Material State of New Jersey Tax Matters" in the Prospectus.

                                    Very truly yours,


                                    /s/ John A. Hoffman
                                    ---------------------------------------
                                    WILENTZ GOLDMAN & SPITZER, P.C.